UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2008
Ultratech, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22248 (Commission File Number)	94-3169580 (IRS Employer Identification No.)

3050 Zanker Road, San Jose, California (Address of principal executive offices) Registrant’s telephone number, including area code	95134 (Zip Code) (408) 321-8835
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02 Departure of Directors or certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2008 the Compensation Committee of the Board of Directors of Ultratech, Inc. (the “Company”) implemented an incentive compensation program for the Company’s executive officers for the 2008 fiscal year. The program is comprised of stock option grants to purchase shares of the Company’s common stock, restricted stock unit awards for additional shares of such common stock and a cash bonus opportunity under the Company’s Long Term Incentive Plan (the “LTIP”) tied to the Company’s attainment of pre-established performance objectives for the 2008 fiscal year.
The stock option grants and restricted stock unit awards will be made under the Company’s 1993 Stock Option/Stock Issuance Plan, as amended and restated January 30, 2007 (the “Plan”), on February 4, 2008 to the following named executive officers for the number of shares of the Company’s common stock indicated:

		Number of Shares Subject to Restricted
Name	Number of Option Shares	Stock Units
A. Zafiropoulo	75,000	75,000
B. Wright	20,000	5,000
The cash bonus opportunity under the LTIP for the 2008 fiscal year will be based on the Company’s attainment of net income and revenue growth targets for that year. Half of the bonus opportunity will be tied to the net income target, and the other half will be tied to the revenue target. The Compensation Committee has set threshold, target, above-target tier I and above-target tier II levels for each performance goal. The bonus which each named executive officer may earn for the 2008 fiscal year will be based on the level at which each of the two performance goals are attained. If each performance goal is attained at target level, then the target bonus payable will be 90% of 2008 base salary for Mr. Zafiropoulo and 85% of 2008 base salary for Mr. Wright. Following the close of the 2008 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant. Half of that amount will be paid to the participant following the close of the 2008 fiscal year, provided the participant continues in the Company’s employ through such date or is otherwise eligible for such portion by reason of his or her retirement at or after age 65. The other half will be deferred and subject to an annual installment vesting schedule tied to the participant’s continued service with the Company over an additional three-year period. The deferred portion will be paid as it vests and will earn interest at the prime rate until paid.
The LTIP provides for pro-ration of the non-deferred portion of the bonus in the event the participant’s employment should terminate under certain defined circumstances during the performance period. The deferred portion of the bonus will immediately vest and become payable in the event the participant’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts under the LTIP may also occur in the event of certain changes in control or ownership of the Company.
Mr. Zafiropoulo and Mr. Wight are the two named executive officers who will participate in the LTIP for the 2008 fiscal year. The bonus potential for each such officer, as a multiple of his target bonus, is as follows for each level of attainment of the applicable performance goal

NET INCOME GOAL

LEVEL OF ATTAINMENT	MULTIPLE OF TARGET BONUS
THRESHOLD	.25x
TARGET	.50x
ABOVE-TARGET I	.75x
ABOVE-TARGET II	1.0x
REVENUE GOAL

LEVEL OF ATTAINMENT	MULTIPLE OF TARGET BONUS
THRESHOLD	.25x
TARGET	.50x
ABOVE-TARGET I	.75x
ABOVE-TARGET II	1.0x
The bonus amount will be interpolated on a straight line basis if performance attainment is at a point between two of the indicated levels. Appropriate interpolation will also be applied if a performance goal is attained at a level higher than the above-target II level.
The foregoing description is qualified in its entirety by reference to the LTIP, as amended and restated January 28, 2008, which is incorporated herein by reference and attached hereto as Exhibit 10.1.
Item 8.01 Other Events
On January 29, 2008, the Company’s Board of Directors adopted an amendment to the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan, a non-stockholder-approved plan, in order to expressly authorize the issuance of restricted stock unit awards under the stock issuance program under the plan and to effect certain revisions to the capital adjustment provisions of the plan that have become necessary as a result of the financial accounting rules applicable to the plan. A copy of the January 29, 2008 amended and restated 1998 Supplemental Stock Option/Stock Issuance Plan is attached hereto as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Ultratech, Inc. Long Term Incentive Compensation Plan as amended and restated January 28, 2008.

Exhibit 10.2	Ultratech, Inc. 1998 Supplemental Stock Option/Stock Issuance Plan, as amended and restated January 29, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 1, 2008

ULTRATECH, INC.

By:	/s/ Bruce R. Wright

Bruce R. Wright Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Ultratech, Inc. Long Term Incentive Compensation Plan as amended and restated January 28, 2008.

Exhibit 10.2	Ultratech, Inc. 1998 Supplemental Stock Option/Stock Issuance Plan, as amended and restated January 29, 2008.